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Exhibit 23.1

Consent of Independent Accountant

        We hereby consent to the use in this Registration Statement on Form S-4 of Liquid Audio, Inc. of our report dated February 1, 2002 relating to the financial statements of Liquid Audio, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Liquid Audio Selected Historical Consolidated Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
July 19, 2002

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  Exhibit 23.1
Consent of Independent Accountant